UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2019

OMNICELL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

590 East Middlefield Road
Mountain View, CA  94043
(Address of principal executive offices, including zip code)

(650) 251-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 5, 2019, at a meeting of the Compensation Committee (the “Committee”) of the Board of Directors of Omnicell, Inc. (the “Company”), the Committee adopted a policy that amends the form of Option Agreement (the “Amendment”) that is attached to the form of Option Grant Notice (the “Option Grant Notice”) for the Company’s 2009 Equity Incentive Plan, as amended (the “Plan”). The Amendment extends the post-termination exercise period of nonstatutory stock options granted pursuant to the Plan for certain employees of the Company or a subsidiary of the Company who have attained age 55 and who have provided ten or more Years of Continuous Service (as defined in the Amendment) to the Company (the “Eligible Employees”). The post-termination exercise period for a stock option held by an Eligible Employee was extended to the expiration of the term of such stock option (the “Extended Exercise Period”). Pursuant to the Plan, the vesting of an Eligible Employee’s stock options (and other equity awards) will cease on the date of his or her departure from the Company, and no additional vesting will occur during the Extended Exercise Period.

References to the terms of the Amendment are qualified in their entirety by reference to the full text of the Option Grant Notice, which is incorporated herein by reference to Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
10.1	Form of Option Grant Notice and Form of Option Agreement for 2009 Equity Incentive Plan, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: March 7, 2019	By:	/s/ Dan S. Johnston
Dan S. Johnston
Executive Vice President and Chief Legal & Administrative Officer

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